EXHIBIT 4(b)(i)

                         SECOND AMENDMENT TO TRUST AGREEMENT
                             FOR THE GPU SYSTEM COMPANIES
                              MASTER SAVINGS PLAN TRUST


                    THIS SECOND AMENDMENT, dated as of September 1, 1995, to the Trust Agreement for the GPU System Companies Master Savings Plan Trust.


                                     WITNESSETH:

                    WHEREAS, Fidelity Management Trust Company (the "Trustee") and GPU Service Corporation, GPU Nuclear Corporation, Jersey Central Power & Light Company, Metropolitan Edison Company, Pennsylvania Electric Company, Energy Initiatives, Inc., Prime Energy Limited Partnership and Onondaga Cogeneration Limited Partnership (collectively, the "Companies") heretofore entered into a trust agreement, which was amended and restated effective as of January 1, 1995 and was further amended by the First Amendment as of June 7, 1995 (the "Trust Agreement"), establishing the GPU System Companies Master Savings Plan Trust; and

                    WHEREAS, the Trustee and the Companies wish to amend the Trust Agreement in the manner hereinafter provided;

                    NOW, THEREFORE, the Trustee and the Companies hereby amend the Trust Agreement as of September 1, 1995 as follows:

               1. The following provisions of the Trust Agreement and the Exhibits thereto are amended to substitute the name "PELP Bargaining Unit Plans" for the name "PELP Retirement Plan for Bargaining Unit Employees" wherever such name appears therein:
          Section 1.1, in the definitions of "Administrative Committee", Investment Committee" and "Partnership Plans", Section 8.4,
          Section 9.1(a) and (b), Part 3 of Exhibit E and Part 3 of Exhibit
          F.

               2. Section 1.1 of the Trust Agreement is further amended by inserting the following definition after the definition of "Partnership Plans":

                    "PELP Bargaining Unit Plans" shall mean the PELP 401(k) Plan for Bargaining Unit Employees and the PELP Retirement Plan for Bargaining Unit Employees.

               3. The first sentence of Section 4.9(a) of the Trust Agreement is hereby amended to read as follows:

                    (a)  Except  as  otherwise provided  in subsection
                         (e) below, all purchases and sales of GPU Stock shall be effected in open-market transactions.





               4. The first sentence of Section 4.9(b) of the Trust Agreement is hereby amended to read as follows:

                    (b) Purchases (other than purchases made pursuant to subsection (e) below) and sales of GPU Stock shall be executed through such brokers as the Trustee shall selected in its discretion.

               5. Section 4.9 is hereby amended by adding at the end of subsection (d) thereof the following new subsection:

                    (e) If the Companies shall so direct in a written notice furnished to the Trustee, all shares of GPU Stock to be acquired to implement Participants' investment elections and to accomplish the reinvestment of dividends payable on GPU Stock held in the Trust Fund, shall be acquired by purchase of shares of GPU Stock directly from General Public Utilities Corporation. Such notice shall be furnished to the Trustee at least five business days prior to the date on which such direction is to become effective. Shares so acquired shall be purchased at a price per share equal to the per-share 4:00 P.M. New York Stock Exchange Closing Price for GPU Stock for the date on which the purchase of such shares is executed. No commission shall be charged with respect to any purchase of GPU Stock made pursuant to this subsection
                         (e). Any direction furnished by the Companies to the Trustee pursuant to this section (c) shall remain in effect until revoked by the Companies. Any such revocation shall be in writing, and shall be furnished to the Trustee at least five business days prior to the date on which such revocation is to be effective.

               6. Section 9.1(b) of the Trust Agreement is amended to substitute the word "Plans" for the word "Plan" in the final place the word "Plan" appears therein.

               7. Exhibit A of the Trust Agreement is amended to include the PELP 401(k) Plan for Bargaining Unit Employees as a "Plan", and to indicate that Prime Energy Limited Partnership is the "Adopting Company" thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their respective names by their duly authorized officers as of the day and year first above written.






                                   GPU SERVICE CORPORATION
                                   GPU NUCLEAR CORPORATION
                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY
                                   ENERGY INITIATIVES, INC.


                                   By:  /s/ J.R. Leva
                                   J.R. Leva, Chairman,
                                   GPU Service Corporation
                                   Energy Initiatives, Inc.
                                   Chairman of the Board,
                                   GPU Nuclear Corporation
                                   Jersey Central Power & Light Company
                                   Metropolitan Edison Company
                                   Pennsylvania Electric Company

          ATTEST:

          Mary A. Nalewako

                                   PRIME ENERGY LIMITED PARTNERSHIP

                                   By ELMWOOD ENERGY CORPORATION,
                                      General Partner

                                   By:  /s/ B.L. Levy
                                        B.L. Levy, President
          ATTEST:

          K.A. Tomblin

                                   ONONDAGA COGENERATION LIMITED PARTNERSHIP

                                   By GEDDES COGENERATION CORPORATION
                                      General Partner

                                   By:  /s/ B.L. Levy
                                        B.L. Levy, President
          ATTEST:

          K.A. Tomblin

                                   FIDELITY MANAGEMENT TRUST COMPANY









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